                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported): January 14, 2003



                             MANUGISTICS GROUP, INC.
               (Exact name of issuer as specified in its charter)



Delaware                            0-22154              52-1469385
(STATE OR OTHER JURISDICTION OF     (COMMISSION          (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)      FILE NUMBER)         IDENTIFICATION NUMBER)



                              9715 Key West Avenue
                            Rockville, Maryland 20850
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)


                                 (301) 255-5000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

         ITEM 5. OTHER EVENTS

         On January 14, 2003, Manugistics Group, Inc. (the "Company") entered into a one year unsecured revolving credit facility with Silicon Valley Bank ("SVB") for $20.0 million. Under the terms of this credit facility, the Company may request cash advances, letters of credit, or both. The credit facility requires the Company to comply with the following financial covenants: (i) minimum tangible net worth (defined as stockholders equity plus convertible debt less goodwill, capitalized software costs and other intangible assets) must be greater than $155.0 million as of November 30, 2002 (a requirement which the Company has satisfied) and greater than $150.0 million as of February 28, 2003, with the amount of the net worth required for subsequent fiscal quarters to be agreed to by SVB during the first quarter of fiscal 2004; and (ii) a ratio of
(a) cash and cash equivalents deposited with SVB and its affiliates plus accounts receivables to (b) current liabilities, plus long term indebtedness to SVB and outstanding letters of credit minus deferred revenue of at least 2.0 to 1.0.

         In addition, the credit facility requires the Company to maintain $70.0 million in funds with SVB and its affiliates. The credit facility also restricts the amount of additional debt the Company can incur and restricts the amount of cash that the Company can use for acquisitions and for the repurchase of convertible debt. The Company may terminate the facility at any time upon repayment of any advances and the posting of cash collateral for any outstanding letters of credit. Under the credit facility, SVB has the right to obtain a lien on all of the Company's assets, other than Intellectual Property, upon an occurrence of default, unless the Company terminates the facility as provided above. The credit facility also provides that, upon an event of default, the Company is prohibited from paying a cash dividend to its shareholders.

         The Company's credit facility with the Bank of America ("BOA") expires on February 26, 2003. The Company anticipates replacing outstanding letters of credit issued by BOA with letters of credit to be issued by SVB by the end of its current fiscal year, February 28, 2003. As a result of replacing the BOA letters of credit with SVB letters of credit, the cash restrictions under the BOA credit facility (which presently restricts $14.1 million) will be eliminated.

         The foregoing description of the SVB credit facility is qualified in its entirety by the loan agreement filed as exhibit 10.1 hereto.



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


         ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      The following is filed as an Exhibit to this Report:

           Exhibit Number       Description
           --------------       -----------
                10.1            Loan Agreement by and between Manugistics Group,
                                Inc., Manugistics, Inc., and Manugistics
                                Atlanta, Inc. as Borrowers and Silicon Valley
                                Bank as Bank January 14, 2003.

                10.2            Revolving Promissory Note by and between
                                Manugistics Group, Inc., Manugistics, Inc., and
                                Manugistics Atlanta, Inc. and Silicon Valley
                                Bank, dated January 14, 2003.

                10.3            Loan Modification Agreement by and between
                                Manugistics Group, Inc., Manugistics, Inc., and
                                Manugistics Atlanta, Inc. and Silicon Valley
                                Bank, dated January 14, 2003.

This Report contains a forward-looking statement regarding the status of the Company's letters of credit under its credit facility with Bank of America. Such forward-looking statement is subject to the risk and uncertainty that the Company is unable to replace the outstanding letters of credit under the Bank of America credit facility. More information about factors that potentially could affect the Company's financial results is included in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended February 28, 2002 and its Form 10-Q for the period ended November, 30, 2002. Except to the extent legally obligated to do so, the Company assumes no obligation to update the forward-looking information contained in this announcement.

                                  EXHIBIT INDEX


            Exhibit Number      Description
            --------------      -----------
                10.1            Loan Agreement by and between Manugistics Group,
                                Inc., Manugistics, Inc., and Manugistics
                                Atlanta, Inc. as Borrowers and Silicon Valley
                                Bank as Bank January 14, 2003.

                10.2            Revolving Promissory Note by and between
                                Manugistics Group, Inc., Manugistics, Inc., and
                                Manugistics Atlanta, Inc. and Silicon Valley
                                Bank, dated January 14, 2003.

                10.3            Loan Modification Agreement by and between
                                Manugistics Group, Inc., Manugistics, Inc., and
                                Manugistics Atlanta, Inc. and Silicon Valley
                                Bank, dated January 14, 2003.

                                  SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 16th day of January, 2003.


                              MANUGISTICS GROUP, INC.


                              By: /s/ Raghavan Rajaji
                                 ---------------------------------
                                 Raghavan Rajaji
                                 Executive Vice President and
                                 Chief Financial Officer


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